As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-122684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FiberTower Corporation

(Exact name of registrant as specified in its charter)

Delaware	52-1869023
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

185 Berry Street, Suite 4800

San Francisco, California 94107

(415) 659-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Scott

185 Berry Street, Suite 4800

San Francisco, California 94107

(415) 659-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Mark Young

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public:  Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-122684) of FiberTower Corporation, a Delaware corporation, formerly known as First Avenue Networks, Inc. (the “Company”), which was initially filed with the Securities and Exchange Commission on February 10, 2005, and became effective on May 13, 2005 (the “Registration Statement”).  The Registration Statement registered the offer and sale from time to time of up to 60,420,193 shares of the common stock of the Company by selling stockholders named therein, as described in the Registration Statement (the “Registered Securities”).  In accordance with the Company’s undertakings in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Registered Securities not heretofore distributed by the selling stockholders under the Registration Statement at the termination of the offering.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-122684) to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 12th day of March, 2009.

FIBERTOWER CORPORATION

By:	/s/ Thomas A. Scott
Thomas A. Scott
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt Van Wagenen and Thomas A. Scott, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-122684) has been signed by the following persons in the capacities indicated below on this 12th day of March, 2009.

Signature	Title

/s/ Kurt Van Wagenen	President, Chief Executive Officer and Director
Kurt Van Wagenen	(Principal Executive Officer)

/s/ Thomas A. Scott	Chief Financial Officer
Thomas A. Scott	(Principal Financial and Accounting Officer)

/s/ John D. Beletic	Chairman of the Board and Director
John D. Beletic

/s/ Randall Hack	Director
Randall Hack

/s/ Mark Holliday	Director
Mark Holliday

/s/ John Kelly	Director
John Kelly

/s/ John B. Muleta	Director
John B. Muleta

/s/ Steven D. Scheiwe	Director
Steven D. Scheiwe

/s/ Neil S. Subin	Director
Neil S. Subin

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